Exhibit 99.4

Agreement

Party A: China Ceetop.com, Inc
Party B: Xiaohua Jin

Under the "Contract Law of the People's Republic of China" and other relevant laws and regulations based on voluntary, equality, honesty and credit, both Parties reach to a consensus on matters regarding to the advisory services and hereby signed the contract.

1. Main Services:

a. Party B shall help the technical department in Party A establish and improve Departmental systems, norms, processes.

b. Party B shall provide specific guidance and develop the technical route for Party A.

c. Party B shall provide solutions in building technology platform for Party A.

d. Party B shall assist Party A to complete the development of logistic system.

e. Party B is responsible for training the technical staff of Party A.

2. Ways to conduct the service: Party B shall provide the consultancy services to Party A via on-site consultation conversation, research, meetings, planning, discussion, explanation, preparation of relevant information, documents, and provide guidance to related workers.

3. Party B shall meet the requirements of the work schedule and strictly abide by the agreed time schedule to complete the work accordingly.

4. The service period: July 10, 2011 to July 11, 2014.

5. Way of Payment: Party A shall issue 900,000 shares to Party B as payment.

6. The rights and obligations of Party A:

a. Right: the right to request Party B to submit the results of the project in accordance with the contract; the right to supervise and inspect on Party B’s services at any time; the right to request Party B to adjust its services during the period; the right to request Party B to provide necessary project information and guidance.

b. Obligations: Within three days after the commencement of the contract, Party A should provided all the current market activity documents, files, notes, vendor information and related technical information product descriptions, data and materials or samples to Party B.

7. Rights and obligations of Party B:

a. Right: Get Party A's technical information, data, materials and samples; Get paid after delivering the report which meet the requirements of this contract.

b. Obligations: Party B shall complete the technical advisory services contract in person; If Party B delegate the service to third parties without the written consent from Party A, party A has the right to refuse to pay compensation and unilaterally terminate the contract.

8. The acceptance of a research project:

a. Party B should conduct the research work in accordance with the requirement of the agreement and submit the quarterly investigation report and related documents to Party A in the first week of the first month of each quarter, in accordance with the agreed protocols and annexes.

b. Party A should check the research report received within 7 working days from the date of the contract in accordance with the standards for acceptance, if both sides confirmed that it is unqualified, Party B shall added or modified the research reports and shall submit the revised version within 7 working days, or Party B shall bear the liability.

9. Miscellaneous

a. If the party is rendered unable by force majeure to perform or comply fully or in part with any obligations or condition of this contract, it should be solved by the negotiation between both parties. If not, it should be submitted to the court where Party A located.

b.  There are four original copies of this contract. Party A shall keep two, Party B keep two.

Client (Party A):	Trustee (Party B): June 15, 2011

(This is the translation of the original version in Chinese)

CEETOP 西拓网
WWW.CEETOP.COM

协 议 书

甲方：China Ceetop.com, Inc
乙方：金小花

根据《中华人民共和国合同法》等现行法律法规，本着自愿、平等、诚实信用的原则，双方就甲方技术咨询服务项目事宜，协商一致，签订本合同。

一、服务内容：乙方协助甲方技术部门建立健全部门制 度、规范、流程；制定适合甲方的 技术路线并指导具体开发完成；提供甲方技术平台架构解决方案；协助甲方完成各项业务流 程的开发；负责甲方技术人员的培养、培训；

二、服务方式 ：乙方以顾问方式提供服务，通过到甲方现场进行咨询谈话、调研、会议、计划、讨论、讲解，编写相关资料、文件，指导相关人员工作。三、服务要求：乙方制定出符合甲方要求的各项工作进度表；乙方应严格遵守进度表约定按 时 完成相应工作；

四、服务期限：自 2011 年 7 月 10 日开始至 2014 年 7 月 11 日止,为期三年。

五、支付方式：甲方向乙方增发 90 万股股票的方式支付。六、甲方权利和义务：

1、权利：有权要求乙方按照本合同约定提交技术服务成果；有权随时对乙方的服务进 行监督检查；有权要求乙方对其服务过程中存在的问题进行整改；有权要求乙方提供相 关的技术资料和必要的技术指导；

2、义务：在合同生效后三工作日内向乙方提供关于甲方现有技术部门的文献、档案、说明，以及供应商资料和相关的商品说明的技术资料、数据、材料或样品。

七、乙方权利和义务

1、权利：接受甲方提供的技术资料、数据、材料、样品；交付符合本合同要求的工作 成果后获得报酬；

2、义务：乙方应按约定亲自完成技术顾问服务，未经甲方书面同意擅自转委托给第三 方的，甲方有权拒付报酬并单方解除本合同；

八、技术成果归属及保密

1、服务期间所完成的技术成果，归甲方所有，未经甲方同意，乙方不得使用或许可第三方使用。

2、在合同履行期间，乙方所获得的一切原始资料及在服务过程中所取得的与履行合同 有关的甲方既有工作成果及相关资料属甲方所有，乙方负有保密义务，保密信息包括但 不限于图纸、图表、数据等。本保密条款在本合同终止后仍具有法律约束力。

九、其他

1、因不可抗力或其它原因导致本合同无法执行时，双方协商解决；如协商不成， 依法向甲方所在地人民法院提起诉讼。

2、本合同正本一式四份，甲方执二份，乙方执二份。

委托方(甲方)：[signature]　　受托方(乙方)：金小花 [signature]

2011 年6月15日